SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                      ---------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) of the
                         SECURITIES EXCHANGE ACT OF 1934
                      ---------------------------------


                                 Date of Report

                              December 31, 2003
                        (Date of earliest event reported)


                           BankAtlantic Bancorp, Inc.
             (Exact name of registrant as specified in its Charter)


                 Florida                              34-027228
--------------------------------------       -----------------------------
    (State of other jurisdiction or            (Commission File Number)
     incorporation or organization)


                                  65-0507804
                            -----------------------
                       (IRS Employer Identification No.)



      1750 East Sunrise Blvd.                             33304
                                                          -----
   Ft. Lauderdale, Florida                             (Zip Code)
   -----------------------
(Address of principal executive offices)

                                 (954) 760-5000
              (Registrant's telephone number, including area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)




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Item 2.  Acquisition or Disposition of Assets

     On December 31, 2003, BankAtlantic Bancorp ("Company")consummated the spin-off of its wholly owned subsidiary, Levitt Corporation ("Levitt") by distributing .25 of a share of Levitt Class A Common Stock as a dividend on each outstanding share of BankAtlantic Bancorp Class A Common Stock and .25 of a share of Levitt Class B Common Stock as a dividend on each outstanding share of BankAtlantic Bancorp Class B Common stock. As a result of the spin-off, Levitt is no longer a wholly owned subsidiary of the Company but is held by the shareholders of the Company on the same pro rata basis as they currently hold the Company's shares.

In connection with the spin-off, the Company converted a currently outstanding $30.0 million demand note owed by Levitt to the Company to a five year term note with interest only payable monthly initially at the prime rate and thereafter at the prime rate plus increments of an additional .25% every six months. The Company transferred its 4.9% ownership interest in Bluegreen Corporation to Levitt in exchange for a $5.5 million note and additional shares of Levitt common stock (which additional shares were distributed as part of the spin-off transaction.) This note is due in one year, with principal and interest payable monthly. Additionally, on December 15, 2003 Levitt declared an $8.0 million dividend to the Company payable in the form of a five year note with the same payment terms as the $30.0 million note described above.

Item 7.  Financial Statements and Exhibits

         (b) Pro Forma Financial information - the required pro Forma Financial information is contained under Item 7 in the Company's Current Report on Form 8-K dated December 2, 2003 and filed on December 16, 2003 and is incorporated herein by reference.

SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           BANKATLANTIC BANCORP, INC.



                                                     By:/s/James A. White
                                                     --------------------
                                                           James A. White
                                                    Chief Financial Officer